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                                                                  Exhibit 10(20)
                                                                 (As of 5/11/98)

                            CITIZENS BANCSHARES, INC.

                         DIRECTORS' STOCK RETAINER PLAN


                                    ARTICLE I
                                     PURPOSE

              The purpose of the Citizens Bancshares, Inc. Directors' Stock Retainer Plan (the "Plan") is to promote the interests of Citizens Bancshares, Inc. and its shareholders by attracting and retaining Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders.


                                   ARTICLE II
                                   DEFINITIONS

              For purposes of the Plan, the following words and phrases shall have the meanings indicated:

              2.1 "Board" means the Board of Directors of the Company and its subsidiaries.

              2.2 "Company" means Citizens Bancshares, Inc., an Ohio corporation.

              2.3 "Director" means a member of the Board of the Company or one of its subsidiaries.

              2.4 "Retainer" means a Director's annual compensation that is payable, including compensation based upon the number of Board or committee meetings attended or Board or committee positions held.

              2.5 "Shares" means common shares, without par value, of the Company.


                                   ARTICLE III
                       EFFECTIVE DATE AND TERM OF THE PLAN

              The Plan shall become effective only if it is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the Annual Meeting of the Company's shareholders to be held on May 11, 1998 or at any adjournment thereof and, if so approved, shall be effective from the date approved ("Effective Date"). The term during which Shares shall be granted under the Plan shall expire on the tenth
(10th) anniversary of the Effective Date.
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                                   ARTICLE IV
                           SHARES AVAILABLE FOR GRANTS

              The Shares which may be granted to Directors under the Plan shall not exceed, in the aggregate, 75,000 Shares.


                                    ARTICLE V
                             RETAINER PAID IN SHARES

              5.1 Each of the Directors serving on the Board on the Effective Date may participate in the Plan with respect to his/her respective Retainer by providing written notice of his/her election to participate to the Company on or prior to January 31st of the year in which participation will begin. Said election will remain in effect unless and until it is terminated by written notice to the Company. The number of Shares received shall be determined by dividing the cash equivalent of the Retainer (the "Cash Equivalent"), as determined annually by the Board, by the daily average of the bid price(s) of the Shares for the six (6) month period immediately preceding the Retainer payment date, rounded to the nearest whole Share. Shares will be issued under the Plan on a semi-annual basis on or about June and December of each year; provided, however, that no shares will be issued hereunder until, at the earliest, December 1998. In the event a Director serves for less than an entire year, he or she will be entitled to receive a pro rata portion of Shares, based upon the portion of a 365 day year such Director served on the Board, rounded down to the nearest whole Share.

              5.2 None of the Shares granted under this Plan shall be subject to forfeiture upon the termination of a Director's service prior to completion of his or her term.

              5.3 The Shares granted under the Plan may be newly-issued common shares or common shares purchased in the open market from time to time. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. As a condition to its issuance and delivery of certificates for the Shares issued under the Plan, the Company may require the delivering by the Director of a commitment in writing that it is his or her intention to acquire such Shares for his or her account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Shares received pursuant to the Plan may be "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"); as amended, and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable rules and regulations thereunder. The Company may place on the certificate evidencing the Shares a legend in the following form:

                     "The Shares represented by this certificate are issued
              pursuant to a Directors' Stock Retainer Plan, a copy of which is filed with the Secretary of the Company, and such Shares cannot be sold, donated, transferred, pledged, hypothecated or in any other manner disposed of or encumbered except in accordance therewith."



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Furthermore, the Company may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the rules and regulations promulgated thereunder would be involved in such transfer.


                                   ARTICLE VI
                                   ADJUSTMENTS

              6.1 The number and kind of Shares which shall be automatically granted to each Director under Article V of the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Directors in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure. Notwithstanding the foregoing, no adjustments will be made hereunder with respect to any issuance of Shares or other Company securities by the Company in a merger, consolidation or other transaction in which the Company is the surviving entity.


                                   ARTICLE VII
                                  MISCELLANEOUS

              7.1 Amendment. The Board may at any time amend, suspend or terminate any or all of the provisions of the Plan at any time, including adjusting the amount of the Cash Equivalent in Section 5.1, from time to time, during the term of the Plan; provided, however, that in no event shall Article IV be amended to increase the aggregate number of Shares that may be granted under the Plan, unless the increase shall have received the prior approval of the Company's shareholders.

              7.2 Retention of Powers. Nothing contained herein shall prevent the Board from exercising those powers granted to them by law, the Company's Articles of Incorporation, or Code of Regulations, or otherwise to set the compensation of directors from time to time.

              7.3 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio and applicable Federal law.


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